EXHIBIT 23(a)

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1999 Comerica Incorporated Amended and Restated Common Stock Deferred Incentive Award Plan, of our report dated January 16, 2003, with respect to the consolidated financial statements of Comerica Incorporated, incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

November 25, 2003
Detroit, Michigan